Exhibit 99

Contact: John L. Spaid, Chief Financial Officer
Phone: (615) 890-9100

NHI Announces Fourth Quarter 2019 Results

MURFREESBORO, Tenn. – (February 19, 2020) National Health Investors, Inc. (NYSE:NHI) announced today its net income attributable to common stockholders, its Funds From Operations (“FFO”), its Normalized Funds From Operations and its Normalized Adjusted Funds From Operations (“AFFO”) for the three months and year ended December 31, 2019.

2019 Highlights

•	GAAP net income attributable to common stockholders of $.95 for the fourth quarter, $3.67 year-to-date, per diluted common share

•	AFFO of $1.30 for the fourth quarter and $5.10 year-to-date, per diluted common share

•	Announced or completed $329 million in real estate and mortgage note investments year-to-date

•	Ample liquidity with $250 million available to draw on revolving credit facility

•	Maintained low leverage balance sheet at 4.7x net debt-to-annualized adjusted EBITDA

•	Q4 2019 fixed charge coverage remains conservative at 5.7x

•	Portfolio lease coverage remains strong at 1.66x

•	Transitioned three non-compliant leases to high-quality operating partners

2020 Guidance
The Company currently expects net income to be in the range of $4.33 to $4.47 per diluted common share, Normalized FFO for 2020 to be in the range of $5.67 to $5.71 per diluted common share and Normalized AFFO to be in the range of $5.31 to $5.35 per diluted common share. The Company’s guidance range for the full year 2020, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2020 Range
	Low	High
Net income attributable to common stockholders - diluted	$4.33	$4.47
Plus: depreciation[1]	1.81	1.86
Plus: gain on disposal of real estate	(.47)	(.62)
Normalized FFO per diluted common share	$5.67	$5.71
Less: straight-line rental income[1]	(0.46)	(0.48)
Plus: other unconsolidated subsidiary adjustments[2]	0.06	0.08
Plus: amortization of debt issuance costs and original issue discounts	0.03	0.04
Plus: amortization of lease incentives	0.02	0.02
Less: amortization of nonrefundable entrance fees[2]	(0.01)	(0.02)
Normalized AFFO per diluted common share	$5.31	$5.35

FAD items (in thousands)	Low	High
Non-cash stock compensation	$3,400	$3,600
Non-refundable entrance fees[2]	$650	$820
Routine capital expenditures[2]	$420	$420

[1] net of amounts related to non-controlling interests
[2] reflects NHI share of unconsolidated Timber Ridge OpCo subsidiary

NHI Reports Fourth Quarter 2019 Results

February 19, 2020

The Company’s guidance range reflects the existence of volatile economic conditions. The Company’s guidance range is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range allows for the uncertainty inherent in the structure and timing of the financing required to fund previously announced investments and any pending new investments. The Company’s guidance may change if actual results vary from these assumptions.

Financial Results

•
Net income attributable to common stockholders per diluted common share for the three months ended December 31, 2019 was $.95, an increase of 9.2% from the same period in the prior year. Net income attributable to common stockholders per diluted common share for the year ended December 31, 2019 was $3.67, unchanged from the same period in the prior year. Net income for the year ended December 31, 2019 includes a write-down of $2,500,000 on two assisted living properties which we have classified as held for sale.

•
Normalized FFO per diluted common share for the three months ended December 31, 2019 was $1.41, an increase of 4.4% from the same period in the prior year. Normalized FFO per diluted common share for the year ended December 31, 2019 was $5.50, an increase of 0.7% from the same period in the prior year.

•
Normalized AFFO per diluted common share for the three months ended December 31, 2019 was $1.30, an increase of 2.4% over the same period in the prior year. Normalized AFFO per diluted common share for the year ended December 31, 2019 was $5.10, an increase of 1.2% over the same period in the prior year.

•
NAREIT FFO per diluted common share for the three months ended December 31, 2019 was $1.39, an increase of 6.9% from the same period in the prior year. NAREIT FFO per diluted common share for the twelve months ended December 31, 2019 was $5.49, an increase of 2.4% over the same period in the prior year.

•	Net income, Normalized FFO, Normalized AFFO and NAREIT FFO per common share for the year ended December 31, 2019 includes the dilutive impact of 1,887,075 common shares issued since December 31, 2018.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company defines Normalized FFO as FFO adjusted for certain items which may create some difficulty in comparing FFO for the current period to similar prior periods. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line lease revenue, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. These supplemental non-GAAP performance measures may not be comparable to similarly titled measures used by other REITs.

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized Funds Available for Distribution (“FAD”) is included as a table to this press release and filed in the Company’s Form 10-K with the Securities and Exchange Commission.

Investor Conference Call and Webcast
NHI will host a conference call on Wednesday, February 19, 2020, at 12 p.m. ET, to discuss fourth quarter results. The number to call for this interactive teleconference is (800) 582-1443, with the confirmation number 21950888. The live broadcast of NHI’s fourth quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. Visit www.nhireit.com for more information.

NHI Reports Fourth Quarter 2019 Results

February 19, 2020

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to common stockholders	$42,039	$37,083	$160,456	$154,333
Elimination of certain non-cash items in net income:
Depreciation	19,610	18,068	76,816	71,349
Depreciation related to noncontrolling interest	(22)	—	(52)	—
Impairment of real estate	—	—	2,500	—
NAREIT FFO attributable to common stockholders	61,627	55,151	239,720	225,682
Loss on convertible note retirement	823	—	823	738
Non-cash write-off of straight-line rent receivable	—	2,265	—	3,701
Note receivable impairment	—	(50)	—	363
Recognition of unamortized note receivable commitment fees	—	—	—	(515)
Normalized FFO attributable to common stockholders	62,450	57,366	240,543	229,969
Straight-line lease revenue, net	(5,830)	(4,220)	(22,084)	(21,736)
Straight-line lease revenue, net, related to noncontrolling interest	6	—	13	—
Amortization of lease incentives	238	147	845	387
Amortization of original issue discount	176	191	761	788
Amortization of debt issuance costs	693	698	2,805	2,526
Normalized AFFO attributable to common stockholders	57,733	54,182	222,883	211,934
Non-cash share-based compensation	691	359	3,646	2,490
Normalized FAD attributable to common stockholders	$58,424	$54,541	$226,529	$214,424

BASIC
Weighted average common shares outstanding	44,107,770	42,351,443	43,417,828	41,943,873
NAREIT FFO attributable to common stockholders per share	$1.40	$1.30	$5.52	$5.38
Normalized FFO attributable to common stockholders per share	$1.42	$1.35	$5.54	$5.48
Normalized AFFO attributable to common stockholders per share	$1.31	$1.28	$5.13	$5.05

DILUTED
Weighted average common shares outstanding	44,328,847	42,568,720	43,703,248	42,091,731
NAREIT FFO attributable to common stockholders per share	$1.39	$1.30	$5.49	$5.36
Normalized FFO attributable to common stockholders per share	$1.41	$1.35	$5.50	$5.46
Normalized AFFO attributable to common stockholders per share	$1.30	$1.27	$5.10	$5.04

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NHI Reports Fourth Quarter 2019 Results

February 19, 2020

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations (“FFO”), Normalized FFO, Normalized Adjusted Funds From Operations (“AFFO”) and Normalized Funds Available for Distribution (“FAD”) may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company’s FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”) (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line lease revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders. Additionally, normalized FAD improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITs, more meaningful. Because FAD may function as a liquidity measure, we do not present FAD on a per-share basis.
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NHI Reports Fourth Quarter 2019 Results

February 19, 2020

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Rental income	$75,404	$70,004	$294,182	$280,813
Interest income and other	6,790	3,991	23,899	13,799
	82,194	73,995	318,081	294,612
Expenses:
Depreciation	19,610	18,068	76,816	71,349
Interest	14,374	12,847	56,299	49,055
Legal	98	(396)	507	309
Franchise, excise and other taxes	109	309	1,550	1,166
General and administrative	3,611	2,818	13,399	12,547
Property taxes and insurance on leased properties	1,593	—	5,798	—
Loan and realty losses	(60)	3,266	2,440	5,115
	39,335	36,912	156,809	139,541

Income before loss on convertible note retirement	42,859	37,083	161,272	155,071
Loss on convertible note retirement	(823)	—	(823)	(738)
Net income	$42,036	$37,083	$160,449	$154,333
Less: net loss attributable to noncontrolling interest	3	—	7	—
Net income attributable to common stockholders	$42,039	$37,083	$160,456	$154,333

Weighted average common shares outstanding:
Basic	44,107,770	42,351,443	43,417,828	41,943,873
Diluted	44,328,847	42,568,720	43,703,248	42,091,731

Earnings per common share:
Net income attributable to common stockholders - basic	$.95	$.88	$3.70	$3.68
Net income attributable to common stockholders - diluted	$.95	$.87	$3.67	$3.67

NHI Reports Fourth Quarter 2019 Results

February 19, 2020

Selected Balance Sheet Data
(in thousands)
	December 31, 2019	December 31, 2018

Real estate properties, net	$2,560,393	$2,366,882
Mortgage and other notes receivable, net	$340,143	$246,111
Cash and cash equivalents	$5,215	$4,659
Straight-line rent receivable	$86,044	$105,620
Assets held for sale, net	$18,420	$—
Other assets	$32,020	$27,298
Debt	$1,440,465	$1,281,675
National Health Investors Stockholders' Equity	$1,497,631	$1,389,713

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at https://www.nhireit.com.